Exhibit 99.1

Och-Ziff Capital Management Group LLC Reports

2011 Third Quarter Results

2011 Third Quarter Dividend of $0.09 per Class A Share

NEW YORK, November 2, 2011 – Och-Ziff Capital Management Group LLC (NYSE:OZM) (the “Company” or “Och-Ziff”) today reported a GAAP Net Loss(1) of $93.1 million, or $0.93 per basic and $0.96 per diluted Class A Share, for the third quarter ended September 30, 2011. The Company also declared a $0.09 per share cash dividend on its Class A Shares for the 2011 third quarter.

Summary Highlights

•	Distributable Earnings of $49.9 million, or $0.12 per Adjusted Class A Share, for the 2011 third quarter, compared to $52.1 million, or $0.13 per Adjusted Class A Share, for the 2010 third quarter

•	Economic Income of $86.6 million for the 2011 third quarter, a 25% increase from $69.5 million for the 2010 third quarter

•	Assets under management of $28.5 billion as of October 1, 2011, 3% lower than $29.3 billion as of July 1, 2011 but 8% higher than $26.3 billion as of October 1, 2010

•	Estimated assets under management of $28.9 billion as of November 1, 2011, reflecting year-to-date capital net inflows of $1.1 billion and performance-related depreciation of $100 million

•

Estimated year-to-date net returns through October 31, 2011 of the OZ Master Fund of +0.1%, the OZ Europe Master Fund of -3.3%, the OZ Asia Master Fund of -1.4% and the OZ Global Special Investments Master Fund of +3.1%

“During the third quarter of 2011, the global financial markets experienced significant turbulence in response to the European sovereign debt crisis and weaker macroeconomic conditions,” said Daniel S. Och, Chairman and Chief Executive Officer of Och-Ziff. “Against this backdrop, we protected investor capital through our consistent and disciplined investment and risk management processes. While the broader environment shapes our investment decisions, we continued to manage portfolio exposures among our strategies in a systematic and thoughtful way. We are confident that the stability of our business and the diversification that results from our multi-strategy approach position us to capitalize on the investment opportunities that will arise from this environment.

(1)	References to the Company’s GAAP Net Loss throughout this press release refer to the Company’s GAAP net loss allocated to Class A Shareholders.

“We believe that the secular growth drivers for our business remain intact. Institutional investors continue to demonstrate a high level of interest in alternative strategies, although their decision processes are affected by both market conditions and longer internal decision making processes. However, we are of the view that now, more than ever, investors will actively seek access to absolute strategies and investment managers that have consistently protected capital. We believe that we are well positioned to benefit from this dynamic and further increase our market share of future inflows to the hedge fund industry.”

GAAP NET LOSS ALLOCATED TO CLASS A SHAREHOLDERS

For the 2011 third quarter, Och-Ziff reported a GAAP Net Loss of $93.1 million, or $0.93 per basic and $0.96 per diluted Class A Share, compared to a GAAP Net Loss of $93.5 million, or $1.04 per basic and $1.05 per diluted Class A Share, for the 2010 third quarter. For the first nine months of 2011, Och-Ziff reported a GAAP Net Loss of $282.0 million, or $2.87 per basic and diluted Class A Share, compared to a GAAP Net Loss of $271.6 million, or $3.16 per basic and diluted Class A Share, for the first nine months of 2010.

The decrease in the GAAP Net Loss for the quarter-to-date period was primarily due to an improvement in the year-over-year results of the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”), driven principally by increased revenues and lower operating expenses. This improvement in the GAAP Net Loss was mostly offset by an increase in the Company’s interest in the Och-Ziff Operating Group due to the vesting of Class A Restricted Share Units (“RSUs”) and the exchange of Och-Ziff Operating Group A Units (“Group A Units”) for Class A Shares. As a result, a larger portion of the losses of the Och-Ziff Operating Group was allocated to the Company.

The increase in the GAAP Net Loss for the year-to-date period was primarily due to the increase in the Company’s interest in the Och-Ziff Operating Group discussed above, resulting in a larger portion of the year-to-date losses of the Och-Ziff Operating Group being allocated to the Company. This increase in the GAAP Net Loss was partially offset by the improvement in the year-over-year results of the Och-Ziff Operating Group driven by increased revenues and lower operating expenses, as well as lower non-cash expenses associated with the Company’s reorganization in connection with its initial public offering (“IPO”) in November 2007.

The GAAP Net Loss in the 2011 third quarter and first nine months was primarily due to non-cash expenses of $408.6 million and $1.2 billion, respectively, associated with the Company’s reorganization in connection with its IPO. These expenses are related to the amortization of Group A Units, which represent equity interests in the Och-Ziff Operating Group that were issued to the Company’s pre-IPO owners in exchange for their pre-IPO interests in those subsidiaries. The Group A Units generally vest annually over five years through November 2012. Accordingly, the amortization of these expenses is expected to result in a GAAP Net Loss on an annual basis through 2012. Once vested, Group A Units may be exchanged on a one-to-one basis for Class A Shares.

Additionally, the GAAP Net Loss in the 2011 third quarter and first nine months was driven by non-cash expenses of $29.6 million and $98.9 million, respectively, for the amortization of equity-based compensation. This expense primarily relates to RSUs awarded to all of the Company’s employees in connection with its IPO, which vest annually over four years through November 2011, and subsequent compensation-related grants. Each RSU represents the right to receive one Class A Share upon vesting.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

DISTRIBUTABLE EARNINGS (NON-GAAP)

The Company’s Distributable Earnings for the 2011 third quarter were $49.9 million, or $0.12 per Adjusted Class A Share, compared to $52.1 million, or $0.13 per Adjusted Class A Share, in the 2010 third quarter. Distributable Earnings for the first nine months of 2011 were $182.8 million, or $0.44 per Adjusted Class A Share, compared to $158.3 million, or $0.39 per Adjusted Class A Share, in the first nine months of 2010.

The decrease in the 2011 third quarter compared to the prior-year period was primarily attributable to higher Adjusted Income Taxes, as well as increased compensation and non-compensation expenses, partially offset by higher management fees as a result of growth in the Company’s assets under management.

The increase for the 2011 year-to-date period was primarily attributable to higher management fees as a result of growth in the Company’s assets under management. Also contributing to the increase was higher incentive income related primarily to amounts taken as tax distributions in the first quarter of 2011. These amounts were distributed to the Company to cover tax liabilities on incentive income which had been accrued by certain of the funds the Company manages, but will not be realized until the end of the relevant performance measurement period. These amounts relate to assets under management that have performance measurement periods of longer than one year. The higher revenues in the year-to-date period were partially offset by higher Adjusted Income Taxes, as well as higher compensation and non-compensation expenses.

Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Losses for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release, including the definitions of Distributable Earnings and Adjusted Class A Shares.

ASSETS UNDER MANAGEMENT

Och-Ziff’s assets under management were $28.8 billion as of September 30, 2011, compared to $29.8 billion as of June 30, 2011 and $26.5 billion as of September 30, 2010. The $2.3 billion, or 9%, year-over-year increase was driven by capital net inflows of $1.6 billion and performance-related appreciation of $767.6 million.

Assets under management by fund:

				% Change (1)
(dollars in billions)	September 30, 2011	June 30, 2011	September 30, 2010	Sept. 2011 vs. June 2011	Sept. 2011 vs. Sept. 2010
OZ Master Fund	20.0	20.7	18.6	-3%	8%
OZ Europe Master Fund	2.4	2.7	3.0	-9%	-18%
OZ Asia Master Fund	1.6	1.7	1.4	-2%	14%
OZ Global Special Investments Master Fund	1.0	1.1	1.2	-9%	-18%
Other (1) (2)	3.8	3.6	2.3	2%	62%

(1)	Rounding differences may occur.
(2)	Includes real estate funds and other alternative investment vehicles managed by the Company.

Estimated assets under management as of November 1, 2011 were $28.9 billion, which reflected estimated November 1, 2011 capital net inflows of approximately $200 million and performance-related appreciation of $200 million for the month ended October 31, 2011.

INVESTMENT PERFORMANCE

For the first nine months, positive performance in credit-related and convertible and derivative arbitrage strategies globally, as well as long/short equity special situations in the U.S., was offset by negative performance in various other strategies.

Performance by fund(1):

	2011
	July	August	September	3Q	YTD Sept.
OZ Master Fund	-0.01%	-1.84%	-1.94%	-3.75%	-0.54%
OZ Europe Master Fund	-1.68%	-2.71%	-0.95%	-5.25%	-3.48%
OZ Asia Master Fund	0.88%	-1.70%	-4.05%	-4.85%	-3.58%
OZ Global Special Investments Master Fund	-0.36%	-1.75%	-1.55%	-3.62%	2.68%

(1)	Please see important disclosures on Exhibit 7 that accompanies this press release.

ECONOMIC INCOME FOR THE OCH-ZIFF FUNDS SEGMENT

The Company conducts substantially all of its business through the Och-Ziff Funds segment, which is currently the Company’s only reportable segment under GAAP. This segment provides asset management services through the Company’s hedge funds and other alternative investment vehicles.

The measures discussed below are presented on an Economic Income basis. For reconciliations of these segment measures to the respective GAAP measures, please see Exhibits 2 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

Total Revenues – Segment

Total revenues for the 2011 third quarter were $129.7 million, a 16% increase from total revenues of $111.4 million for the 2010 third quarter. Management fees were $121.1 million, 15% higher than management fees of $105.5 million in the prior-year period. Incentive income was $8.1 million compared to $5.6 million in the prior-year period.

Total revenues for the first nine months of 2011 were $378.7 million, a 17% increase from total revenues of $324.5 million in the first nine months of 2010. Management fees were $355.3 million, 14% higher than management fees of $312.1 million in the prior-year period. Incentive income was $21.9 million compared to $11.3 million in the prior-year period.

The year-over-year increase in total revenues for both periods was primarily attributable to the increase in management fees resulting from growth in the Company’s assets under management. This growth was driven by a combination of performance-related appreciation and capital net inflows. The increase in incentive income for the year-to-date period was primarily due to amounts taken as tax distributions in the first quarter of 2011. These amounts were distributed to the Company to cover tax liabilities on incentive income which had been accrued by certain of the funds the Company manages, but will not be realized until the end of the relevant performance measurement period. These amounts relate to assets under management that have performance measurement periods of longer than one year.

Compensation and Benefits – Segment

Compensation and benefits for the 2011 third quarter totaled $23.3 million, 25% higher than compensation and benefits of $18.6 million for the 2010 third quarter. Compensation and benefits for the first nine months of 2011 totaled $67.9 million, 27% higher than compensation and benefits of $53.4 million for the first nine months of 2010. The increase for both periods was principally attributable to higher guaranteed bonus accruals. Also contributing to the increases were higher salaries and benefits due to increased headcount.

Non-Compensation Expenses – Segment

Non-compensation expenses for the 2011 third quarter were $20.9 million, 3% higher than non-compensation expenses of $20.3 million for the 2010 third quarter. Non-compensation expenses for the first nine months of 2011 were $61.9 million, essentially unchanged from the first nine months of 2010.

Economic Income – Segment

Economic Income for the 2011 third quarter for the Och-Ziff Funds segment was $85.6 million, 18% higher than Economic Income of $72.4 million for the 2010 third quarter. Economic Income for the first nine months of 2011 for the Och-Ziff Funds segment was $249.1 million, a 19% increase from Economic Income of $209.1 million for the first nine months of 2010. The increase for both periods was driven by higher revenues, partially offset by higher compensation and benefits.

ECONOMIC INCOME FOR THE COMPANY’S OTHER OPERATIONS (NON-GAAP)

The Company’s Other Operations are currently comprised of its real estate business, which provides asset management services to its real estate funds, and investments in businesses established to expand certain of the Company’s private investment platforms. The businesses and investments within the Company’s Other Operations are not included in the results of the Och-Ziff Funds segment.

Economic Income for the 2011 third quarter for the Company’s Other Operations was $985 thousand, compared to a net loss of $2.9 million for the 2010 third quarter. Economic Income for the first nine months of 2011 for the Company’s Other Operations was $4.4 million, compared to a net loss of $10.1 million for the first nine months of 2010. The improvement in both periods was principally due to higher management fees related to the launch of the Company’s second domestic real estate fund, as well as lower expenses associated with the Company’s Asia real estate business.

Economic Income for the Company’s Other Operations is a non-GAAP measure. For reconciliations of Economic Income for the Company’s Other Operations to the respective GAAP Net Losses for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

ECONOMIC INCOME FOR THE COMPANY (NON-GAAP)

Economic Income for the Company for the 2011 third quarter was $86.6 million, a 25% increase from Economic Income of $69.5 million for the 2010 third quarter. Economic Income for the Company for the first nine months of 2011 was $253.5 million, a 27% increase from Economic Income of $199.0 million for the first nine months of 2010. The increase for both periods was primarily due to increased revenues that were partially offset by higher compensation and non-compensation expenses.

Economic Income for the Company is a non-GAAP measure. For reconciliations of Economic Income for the Company to the respective GAAP Net Losses for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

CAPITAL

As of September 30, 2011, the number of Class A Shares outstanding was 100,629,096. For purposes of calculating Distributable Earnings per Share, the Company assumes that all interests of its partners and the Ziffs in the Och-Ziff Operating Group (“Partner Units”) and RSUs

outstanding during the period have been converted on a one-to-one basis into Class A Shares. For the third quarter and first nine months ended September 30, 2011, the total weighted-average Adjusted Class A Shares outstanding were 415,107,682 and 415,120,859, respectively.

DIVIDEND

The Board of Directors of Och-Ziff authorized a 2011 third-quarter dividend of $0.09 per Class A Share. The dividend is payable on November 28, 2011 to holders of record as of the close of business on November 21, 2011. The ex-dividend date will be November 17, 2011.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the 2011 third-quarter dividend will be treated as U.S. source dividend income.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

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The Company will host a conference call today, November 2, 2011, at 8:30 a.m. Eastern Time to discuss its 2011 third-quarter and first nine months results. The call will be open to the public and can be accessed by dialing +1-888-713-4209 (callers inside the U.S.) or +1-617-213-4863 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call. The passcode for the call will be 54126617. A simultaneous webcast of the call will be available to the public on a listen-only basis on the Class A Shareholders page of the Company’s website at www.ozcap.com.

For those unable to listen to the live broadcast, a replay will be available by dialing +1-888-286-8010 (callers inside the U.S.) or +1-617-801-6888 (callers outside the U.S.), passcode 28994953, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the Class A Shareholders section of the Company’s website.

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Non-GAAP and Segment Financial Measures

In addition to analyzing the Company’s results on a GAAP basis, Och-Ziff’s management also reviews the Company’s results on an “Economic Income” basis. Economic Income for the Company, the Och-Ziff Funds segment and Other Operations excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management therefore uses Economic Income as the basis on which it evaluates the performance of the Company’s business and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.

Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•

Income allocations to the Company’s partners and Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons (the “Ziffs”) on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations;

•

Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance;

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance; and

•

Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance.

In addition, deferred cash compensation expense and expenses related to compensation arrangements based on annual investment performance are recognized in full on the date they are determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.

Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable segment under GAAP, and for the Company’s Other Operations. Economic Income for Other Operations is a non-GAAP measure that is calculated on the same basis as the methodology that is used to calculate Economic Income for the Och-Ziff Funds segment. Economic Income for the Company is a non-GAAP measure that equals the sum of Economic Income for the Och-Ziff Funds segment and for the Company’s Other Operations.

As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, compensation and benefits, non-compensation expenses and net loss (income) allocated to partners’ and others’ interests in consolidated subsidiaries are presented on an Economic Income basis for the Company’s Other Operations and the Company, and are also non-GAAP measures. No adjustments to the GAAP basis have been made for incentive income, other revenues and net gains (losses) on joint ventures.

Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income for the Company less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the partners is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the partners and the Ziffs, including the Group A Units and other non-equity profits interests in the Och-Ziff Operating Group that may convert into Group A Units upon the occurrence of certain events. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares. Adjusted Class A Shares are determined assuming all Partner Units and RSUs are converted on a one-to-one basis into Class A Shares. We believe Distributable Earnings provides useful information to investors because management uses Distributable Earnings, among other financial data, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s partners and the Ziffs with respect to their Partner Units.

The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Loss or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

For reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in Exhibits 2 through 5 attached to this press release.

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Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position,” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or any other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to: global economic, business, market and geopolitical conditions, including Euro-zone sovereign debt issues; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight and taxation; the conditions impacting the hedge fund industry; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its partners, managing directors and investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business; as well as assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 28, 2011. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

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About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world with offices in New York, London, Hong Kong, Mumbai and Beijing. Och-Ziff provides asset management services to institutional investors globally through its hedge fund and other alternative investment vehicles. Och-Ziff’s funds seek to generate consistent, positive, risk-adjusted returns across market cycles with low volatility compared to the equity markets, and with an emphasis on preservation of capital. Och-Ziff’s multi-strategy approach combines global investment strategies, including convertible and derivative arbitrage, credit, long/short equity special situations, merger arbitrage, private investments and structured credit. As of November 1, 2011, Och-Ziff had approximately $28.9 billion in assets under management. For more information, please visit Och-Ziff’s website at www.ozcap.com.

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

Och-Ziff Capital Management Group LLC

+1-212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

George Sard or Jonathan Gasthalter

Sard Verbinnen & Co

+1-212-687-8080

EXHIBIT 1

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues
Management fees	$128,516	$110,035	$378,206	$321,991
Incentive income	8,058	5,561	21,891	11,283
Other revenues	603	401	1,639	1,512
Income of consolidated Och-Ziff funds	12,228	6,473	33,362	21,043

Total Revenues	149,405	122,470	435,098	355,829

Expenses
Compensation and benefits	53,374	59,186	173,822	164,107
Reorganization expenses	408,594	411,828	1,213,761	1,248,423
Interest expense	1,714	1,916	5,605	5,809
General, administrative and other	11,105	23,994	63,529	70,124
Expenses of consolidated Och-Ziff funds	2,379	1,540	6,309	6,919

Total Expenses	477,166	498,464	1,463,026	1,495,382

Other Income (Loss)
Net gains (losses) on investments in Och-Ziff funds and joint ventures	201	453	413	(96)
Change in deferred income of consolidated Och-Ziff funds	(262)	(744)	(3,237)	(5,875)
Net gains (losses) of consolidated Och-Ziff funds	(14,158)	4,767	(2,959)	27,109

Total Other Income (Loss)	(14,219)	4,476	(5,783)	21,138

Loss before Income Taxes	(341,980)	(371,518)	(1,033,711)	(1,118,415)
Income taxes	24,317	7,054	42,356	23,597

Consolidated Net Loss	$(366,297)	$(378,572)	$(1,076,067)	$(1,142,012)

Net Loss Allocated to Partners’ and Others’ Interests in Consolidated Subsidiaries	$(273,173)	$(285,042)	$(794,117)	$(870,422)

Net Loss Allocated to Class A Shareholders	$(93,124)	$(93,530)	$(281,950)	$(271,590)

Net Loss Per Class A Share
Basic	$(0.93)	$(1.04)	$(2.87)	$(3.16)

Diluted	$(0.96)	$(1.05)	$(2.87)	$(3.16)

Weighted-Average Class A Shares Outstanding
Basic	99,673,186	89,862,493	98,074,223	86,027,375

Diluted	399,566,891	392,799,640	98,074,223	86,027,375

EXHIBIT 2

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to GAAP Measures (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended September 30, 2011			Three Months Ended September 30, 2010
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income (loss) allocated to Class A Shareholders - GAAP	$(97,070)	$3,946	$(93,124)	$(85,646)	$(7,884)	$(93,530)
Reorganization expenses	408,594	—	408,594	411,828	—	411,828
Net loss allocated to the Och-Ziff Operating Group A Units	(268,155)	—	(268,155)	(294,154)	—	(294,154)
Equity-based compensation	32,855	(3,222)	29,633	27,393	5,262	32,655
Income taxes	24,175	142	24,317	7,421	(367)	7,054
Change in tax receivable agreement liability	(16,512)	—	(16,512)	(25)	—	(25)
Depreciation and amortization	2,200	189	2,389	2,132	189	2,321
Amortization of deferred cash compensation and expenses related to compensation arrangements based on annual fund performance	(1,054)	—	(1,054)	3,570	—	3,570
Net losses (gains) on investments in Och-Ziff funds	32	(96)	(64)	(542)	(107)	(649)
Other	571	26	597	401	40	441

Economic Income - Non-GAAP	$85,636	$985	86,621	$72,378	$(2,867)	69,511

Adjusted Income Taxes - Non-GAAP(1)			(36,722)			(17,417)

Distributable Earnings - Non-GAAP			$49,899			$52,094

Weighted-Average Class A Shares Outstanding			99,673,186			89,862,493
Weighted-Average Partner Units			303,476,048			305,857,502
Weighted-Average Class A Restricted Share Units (RSUs)			11,958,448			14,311,190

Weighted-Average Adjusted Class A Shares			415,107,682			410,031,185

Distributable Earnings Per Adjusted Class A Share - Non-GAAP			$0.12			$0.13

(1)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 3

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to GAAP Measures (Unaudited)

(dollars in thousands, except per share amounts)

	Nine Months Ended September 30, 2011			Nine Months Ended September 30, 2010
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income (loss) allocated to Class A Shareholders - GAAP	$(286,238)	$4,288	$(281,950)	$(246,356)	$(25,234)	$(271,590)
Reorganization expenses	1,213,761	—	1,213,761	1,248,423	—	1,248,423
Net loss allocated to the Och-Ziff Operating Group A Units	(814,795)	—	(814,795)	(905,883)	—	(905,883)
Equity-based compensation	99,001	(65)	98,936	79,151	12,877	92,028
Income taxes	42,574	(218)	42,356	21,547	2,050	23,597
Change in tax receivable agreement liability	(16,357)	—	(16,357)	(165)	—	(165)
Depreciation and amortization	6,694	559	7,253	6,327	560	6,887
Amortization of deferred cash compensation and expenses related to compensation arrangements based on annual fund performance	2,170	—	2,170	5,220	—	5,220
Net gains on investments in Och-Ziff funds	(34)	(277)	(311)	(309)	(422)	(731)
Other	2,372	73	2,445	1,146	101	1,247

Economic Income - Non-GAAP	$249,148	$4,360	253,508	$209,101	$(10,068)	199,033

Adjusted Income Taxes - Non-GAAP(1)			(70,745)			(40,711)

Distributable Earnings - Non-GAAP			$182,763			$158,322

Weighted-Average Class A Shares Outstanding			98,074,223			86,027,375
Weighted-Average Partner Units			304,363,967			308,732,819
Weighted-Average Class A Restricted Share Units (RSUs)			12,682,669			14,327,104

Weighted-Average Adjusted Class A Shares			415,120,859			409,087,298

Distributable Earnings Per Adjusted Class A Share - Non-GAAP			$0.44			$0.39

(1)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 4

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Components of Economic Income and Reconciliation of Certain Non-GAAP Measures to the Respective GAAP Measures (Unaudited)(1)

(dollars in thousands)

	Three Months Ended September 30, 2011			Three Months Ended September 30, 2010
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees - GAAP	$125,346	$3,170	$128,516	$108,137	$1,898	$110,035
Adjustment to management fees(2)	(4,239)	—	(4,239)	(2,599)	—	(2,599)

Management Fees - Economic Income Basis - Non-GAAP	121,107	3,170	124,277	105,538	1,898	107,436
Incentive income(3)	8,058	—	8,058	5,561	—	5,561
Other revenues(3)	562	41	603	298	103	401

Total Revenues - Economic Income Basis - Non-GAAP	$129,727	$3,211	$132,938	$111,397	$2,001	$113,398

Compensation and benefits - GAAP	$55,643	$(2,269)	$53,374	$49,998	$9,188	$59,186
Adjustment to compensation and benefits(4)	(32,373)	3,222	(29,151)	(31,364)	(5,262)	(36,626)

Compensation and Benefits - Economic Income Basis - Non-GAAP	$23,270	$953	$24,223	$18,634	$3,926	$22,560

Interest expense and general, administrative and other expenses - GAAP	$11,752	$1,067	$12,819	$25,083	$827	$25,910
Adjustment to interest expense and general, administrative and other expenses(5)	9,150	(189)	8,961	(4,766)	(189)	(4,955)

Non-Compensation Expenses - Economic Income Basis - Non-GAAP	$20,902	$878	$21,780	$20,317	$638	$20,955

Net gains (losses) on investments in Och-Ziff funds and joint ventures - GAAP	$49	$152	$201	$474	$(21)	$453
Adjustment to net gains (losses) on investments in Och-Ziff funds and joint ventures(6)	32	—	32	(542)	—	(542)

Net Gains (Losses) on Joint Ventures(7)	$81	$152	$233	$(68)	$(21)	$(89)

Net income (loss) allocated to partners’ and others’ interests in consolidated subsidiaries - GAAP	$(276,194)	$3,021	$(273,173)	$(293,715)	$8,673	$(285,042)
Adjustment to net income (loss) allocated to partners’ and others’ interests in consolidated subsidiaries(8)	276,194	(2,474)	273,720	293,715	(8,390)	285,325

Net Income Allocated to Partners’ and Others’ Interests in Consolidated Subsidiaries - Economic Income Basis - Non-GAAP(9)	$—	$547	$547	$—	$283	$283

(1)	The items presented on an Economic Income basis above are the components that comprise Economic Income for the Och-Ziff Funds segment, Other Operations and the Company.
(2)	Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. Additionally, the impact of the consolidated Och-Ziff funds, including the related eliminations, is also removed.
(3)	These items are presented on a GAAP basis, accordingly no adjustments to or reconciliations of these items are presented.
(4)	Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. Additionally, the full amount of deferred cash compensation and expenses related to compensation arrangements based on annual investment performance is recognized on the date it is determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.
(5)	Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.
(6)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(7)	Represents the Company’s net gains (losses) on joint ventures established to expand certain of the Company’s private investments platforms.
(8)	Adjustment to exclude amounts allocated to the partners and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.
(9)	Represents the residual interests in the domestic real estate management business not owned by the Company.

EXHIBIT 5

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Components of Economic Income and Reconciliation of Certain Non-GAAP Measures to the Respective GAAP Measures (Unaudited)(1)

(dollars in thousands)

	Nine Months Ended September 30, 2011			Nine Months Ended September 30, 2010
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees - GAAP	$365,963	$12,243	$378,206	$318,217	$3,774	$321,991
Adjustment to management fees(2)	(10,630)	—	(10,630)	(6,070)	—	(6,070)

Management Fees - Economic Income Basis - Non-GAAP	355,333	12,243	367,576	312,147	3,774	315,921
Incentive income(3)	21,891	—	21,891	11,283	—	11,283
Other revenues(3)	1,454	185	1,639	1,030	482	1,512

Total Revenues - Economic Income Basis - Non-GAAP	$378,678	$12,428	$391,106	$324,460	$4,256	$328,716

Compensation and benefits - GAAP	$171,098	$2,724	$173,822	$138,921	$25,186	$164,107
Adjustment to compensation and benefits(4)	(103,156)	65	(103,091)	(85,517)	(12,877)	(98,394)

Compensation and Benefits - Economic Income Basis - Non-GAAP	$67,942	$2,789	$70,731	$53,404	$12,309	$65,713

Interest expense and general, administrative and other expenses - GAAP	$65,526	$3,608	$69,134	$74,064	$1,869	$75,933
Adjustment to interest expense and general, administrative and other expenses(5)	(3,653)	(559)	(4,212)	(12,412)	(560)	(12,972)

Non-Compensation Expenses - Economic Income Basis - Non-GAAP	$61,873	$3,049	$64,922	$61,652	$1,309	$62,961

Net gains (losses) on investments in Och-Ziff funds and joint ventures - GAAP	$319	$94	$413	$6	$(102)	$(96)
Adjustment to net gains (losses) on investments in Och-Ziff funds and joint ventures(6)	(34)	—	(34)	(309)	—	(309)

Net Gains (Losses) on Joint Ventures(7)	$285	$94	$379	$(303)	$(102)	$(405)

Net income (loss) allocated to partners’ and others’ interests in consolidated subsidiaries - GAAP	$(817,277)	$23,160	$(794,117)	$(905,436)	$35,014	$(870,422)
Adjustment to net income (loss) allocated to partners’ and others’ interests in consolidated subsidiaries(8)	817,277	(20,836)	796,441	905,436	(34,410)	871,026

Net Income Allocated to Partners’ and Others’ Interests in Consolidated Subsidiaries - Economic Income Basis - Non-GAAP(9)	$—	$2,324	$2,324	$—	$604	$604

(1)	The items presented on an Economic Income basis above are the components that comprise Economic Income for the Och-Ziff Funds segment, Other Operations and the Company.
(2)	Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. Additionally, the impact of the consolidated Och-Ziff funds, including the related eliminations, is also removed.
(3)	These items are presented on a GAAP basis, accordingly no adjustments to or reconciliations of these items are presented.
(4)	Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. Additionally, the full amount of deferred cash compensation and expenses related to compensation arrangements based on annual investment performance is recognized on the date it is determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.
(5)	Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.
(6)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(7)	Represents the Company’s net gains (losses) on joint ventures established to expand certain of the Company’s private investments platforms.
(8)	Adjustment to exclude amounts allocated to the partners and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.
(9)	Represents the residual interests in the domestic real estate management business not owned by the Company.

EXHIBIT 6

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

(dollars in millions)

	Three Months Ended September 30,	Nine Months Ended September 30,	Year Ended December 31,
	2011	2011	2010	2009	2008
Total Assets Under Management(1)
Beginning of period balance	$29,768	$27,935	$23,080	$26,955	$33,387
Net flows	228	1,154	2,693	(8,053)	(722)
Appreciation (depreciation)(2)	(1,188)	(281)	2,162	4,178	(5,710)

End of Period Balance	$28,808	$28,808	$27,935	$23,080	$26,955

Total Assets Under Management by Fund(1)
OZ Master Fund		$20,046	$19,625	$15,577	$16,396
OZ Europe Master Fund		2,436	2,958	2,957	5,084
OZ Asia Master Fund		1,622	1,535	1,246	2,439
OZ Global Special Investments Master Fund		986	1,240	1,999	1,910

Och-Ziff Funds - Net Returns(3)
OZ Master Fund	-3.8%	-0.5%	8.5%	23.1%	-15.9%
OZ Europe Master Fund	-5.3%	-3.5%	7.5%	16.4%	-17.4%
OZ Asia Master Fund	-4.9%	-3.6%	9.9%	34.0%	-30.9%
OZ Global Special Investments Master Fund	-3.6%	2.7%	13.4%	8.4%	-8.3%

Past performance is no indication or guarantee of future results.

(1)	Includes amounts invested by the Company, its partners and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.
(2)	Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on certain unrealized gains attributable to private investments that could reduce returns on these investments at the time of realization) and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.
(3)	Net return represents a composite of the average quarterly and year-to-date returns for the feeder funds that comprise each of the Company’s most significant master funds. Net return is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive income on certain unrealized gains attributable to private investments that could reduce returns on these investments at the time of realization) and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated private and initial public offering investments may experience materially different returns.

EXHIBIT 7

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Fund Performance of Certain Och-Ziff Funds (Unaudited)

	2011
	January	February	March	1Q	April	May	June	2Q	July	August	September	3Q	YTD Sept.
Och-Ziff Funds - Net Returns(1)
OZ Master Fund	1.71%	1.14%	0.48%	3.36%	0.73%	-0.04%	-0.71%	-0.03%	-0.01%	-1.84%	-1.94%	-3.75%	-0.54%
OZ Europe Master Fund	2.29%	0.91%	0.34%	3.57%	0.38%	0.20%	-2.21%	-1.64%	-1.68%	-2.71%	-0.95%	-5.25%	-3.48%
OZ Asia Master Fund	0.98%	0.03%	0.44%	1.45%	0.80%	-1.68%	0.78%	-0.12%	0.88%	-1.70%	-4.05%	-4.85%	-3.58%
OZ Global Special Investments Master Fund	2.20%	1.77%	0.59%	4.62%	0.95%	0.38%	0.49%	1.83%	-0.36%	-1.75%	-1.55%	-3.62%	2.68%
S&P 500 Index(2)	2.37%	3.43%	0.04%	5.92%	2.96%	-1.13%	-1.67%	0.10%	-2.03%	-5.43%	-7.03%	-13.87%	-8.68%
MSCI World Index(2)	1.96%	2.97%	-1.23%	3.70%	2.33%	-1.17%	-1.55%	-0.43%	-2.70%	-6.72%	-6.02%	-14.71%	-11.93%

	2010
	January	February	March	April	May	June	July	August	September	October	November	December	FY2010
Och-Ziff Funds - Net Returns(1)
OZ Master Fund	1.09%	0.40%	1.21%	0.88%	-1.71%	-0.53%	1.35%	0.19%	1.34%	2.38%	0.81%	0.85%	8.52%
OZ Europe Master Fund	2.47%	0.95%	0.93%	0.64%	-2.50%	-0.90%	0.94%	0.59%	1.78%	1.05%	0.07%	1.34%	7.52%
OZ Asia Master Fund	0.74%	0.43%	3.80%	1.15%	-3.11%	0.03%	0.47%	0.17%	1.54%	3.59%	0.06%	0.78%	9.90%
OZ Global Special Investments Master Fund	1.61%	0.98%	1.18%	1.11%	-1.39%	0.09%	1.25%	0.24%	2.07%	2.91%	0.86%	1.82%	13.43%
S&P 500 Index(2)	-3.60%	3.10%	6.03%	1.58%	-7.99%	-5.23%	7.01%	-4.51%	8.92%	3.80%	0.01%	6.68%	15.06%
MSCI World Index(2)	-3.60%	1.99%	6.58%	0.31%	-7.48%	-4.13%	5.76%	-3.32%	6.99%	2.87%	-0.28%	5.69%	10.57%

Past performance is no indication or guarantee of future results.

(1)	Net return represents a composite of the average return of the feeder funds that comprise each of the Company’s most significant master funds. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on certain unrealized gains attributable to private investments that could reduce returns on these investments at the time of realization) and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated private and initial public offering investments may experience materially different returns.
(2)	This comparison shows the returns of the S&P 500 Index (SPTR) and the MSCI World Index (GDDLWI) (“Broader Market Indices”) against certain Och-Ziff funds (the “funds”). This comparison is intended solely for illustrative purposes to show a historical comparison of the funds to the broader equity markets, as represented by the Broader Market Indices, and should not be considered as an indication of how the funds will perform relative to the Broader Market Indices in the future. The Broader Market Indices are not a performance benchmark of the funds. The funds are not managed to correlate in any way with the returns or composition of the Broader Market Indices, which are unmanaged. It is not possible to invest in an unmanaged index. You should not assume that there is any material overlap between the securities in the funds and those that comprise the Broader Market Indices. The S&P 500 Index is an equity index whose value is calculated as the free-float weighted average of the share prices of the 500 large-cap companies listed on the NYSE and NASDAQ. The MSCI World Index is a free-float adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. Returns of the Broader Market Indices have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends.